SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                              TRANS FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)


         Kentucky                                                  61-1048868
(State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                              500 East Main Street
                          Bowling Green, Kentucky 42101
          (Address of Principal Executive Offices, including Zip Code)


             TRANS FINANCIAL, INC. DIRECTORS STOCK COMPENSATION PLAN
                            (Full title of the Plan)
                               ------------------

              Vince A. Berta, President and Chief Executive Officer
                              Trans Financial, Inc.
                              500 East Main Street
                          Bowling Green, Kentucky 42101
                                 (502) 781-5000
                     (Name and address of agent for service
                     telephone number, including area code,
                              of agent for service)

                               ------------------
              Approximate date of commencement of proposed sale to
           public: From time to time after the effective date of this
                             Registration Statement.

                         CALCULATION OF REGISTRATION FEE

-------------   --------------   ----------     -----------------  -------------
                                 Proposed           Proposed
  Title of                       Maximum            Maximum
 Securities     Amount           Offering           Aggregate       Amount of
   To Be        To Be            Price Per          Offering       Registration
 Registered     Registered       Share(2)           Price (2)          Fee
--------------  --------------   ----------     ----------------   -------------
 Common Stock,  300,000 Shares     $21.00           $6,300,000       $2,172.41
 no par value       (1)

--------------  --------------  -----------     ----------------   ------------



 (1) Plus such additional shares as may be issued by reason of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h).

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information specified in Part I will be sent or given to directors as specified by Rule 428(b)(1).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         Trans Financial, Inc. (the "Company") hereby incorporates by reference into this Registration Statement the documents listed below which have been filed with the Securities and Exchange Commission:

         A. The Company's Annual Report on Form 10-K for the year ended December 31, 1995, as amended; and

         B. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996;

         C. The Company's Current Reports on Form 8-K dated June 4, 1996 and July 16, 1996; and

         D. The description of the Company's Common Stock contained in the Company's registration statement under Section 12(b) of the Securities Exchange Act of 1934 and any amendment or report filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such document. Any statement contained in a document incorporated or deemed to be incorporated by reference is deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Article XI of the Company's Restated Articles of Incorporation limits the liability of directors of the Company pursuant to the Kentucky Business Corporation Act. Under this Article, directors generally will be personally liable to the Company or its shareholders for monetary damages only for transactions involving conflicts of interest or from which a director derives an improper personal benefit, intentional misconduct or violations of law, and unlawful distributions. The Articles of Incorporation further provide that the Bylaws of the Company may set forth indemnification requirements.

         The Bylaws of the Company require the Company to indemnify each person who was or is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving in such capacity with another entity at the request of the registrant, for the costs of such Proceeding to the fullest extent authorized by Kentucky law. If the Proceeding was initiated by the officer or director, however, indemnification is permitted only if the Proceeding was authorized by the Board of Directors. The costs indemnified include all expenses, liability and loss reasonably incurred or suffered by the director or officer in connection with his or her action on behalf of the Company.

         The Bylaws of the Company further provide for the advancement of expenses incurred by an officer or director, and reimbursable under the Bylaws, only upon delivery to the Company of an agreement, by or on behalf of such director or officer, to repay all amounts advanced if it is ultimately determined that such director or officer is not entitled to indemnification.

         If a claim is not paid in full by the Company within ninety days after a written claim has been received, the director or officer making the claim may bring suit against the Company to recover any unpaid amount. If the director or officer is successful, in whole or in part, he or she will be entitled to be paid the expense of prosecuting such claim. Although it is a defense to an action against the Company by a director or officer that he or she has not met the standards of conduct which make it permissible under Kentucky law for the Company to indemnify, the Company has the burden of proving this defense.

         The circumstances under which Kentucky law requires or permits a corporation to indemnify its directors, officers, employees and/or agents are set forth at KRS 271B.8-500 et seq.

         Generally, under KRS 271B.8-500 et seq., a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if (a) he conducted himself in good faith, and (b) he reasonably believed: in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and in all other cases, that his conduct was at least not opposed to its best interests; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

         A corporation may not indemnify a director: (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (b) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

         Indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

         In addition, the Company maintains directors' and officers' liability insurance covering certain liabilities which may be incurred by the directors and officers of the Company in connection with the performance of their duties.

Item 7.  Exemption from Registration Claimed.

                  Not applicable.

Item 8.  Exhibits.

         The exhibits set out on the Exhibit Index included herewith are incorporated by reference herein.

Item 9.  Undertakings.

         A.       The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (a) To include any prospectus required by section
 10(a)(3) of the Securities Act of 1933;

                           (b)      To reflect in the  prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (c)      To include any material information  with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that such a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bowling Green, Commonwealth of Kentucky, on December 16, 1996.

                                                     TRANS FINANCIAL, INC.

                                                     By /s/ Vince A. Berta
                                                     Vince A. Berta, President
                                                    and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas R. Wallingford, Vince A. Berta and Edward R. Matthews, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to said Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                          Title                      Date
/s/ Thomas R. Wallingford     Acting Chairman of the Board    December 16, 1996
-------------------------
Thomas R. Wallingford


 /s/ Vince A. Berta           President, Chief Executive      December 16, 1996
Vince A. Berta                Officer, and Director
                              (Principal Executive Officer)
/s/ Edward R. Matthews
Edward R. Matthews            Chief Financial Officer         December 16, 1996


/s/Mary D. Cohron             Director                        December 16, 1996
Mary D. Cohron

/s/Floyd H. Ellis             Director                        December __, 1996
Floyd H. Ellis

/s/ David B. Garvin           Director                        December 16, 1996
--------------------
David B. Garvin

/s/ Wayne Gaunce              Director                        December 16, 1996
--------------------
Wayne Gaunce

/s/ C.C. Howard Gray          Director                        December 16, 1996
---------------------
C.C. Howard Gray


/s/ Charles A. Hardcastle     Director                        December 16, 1996
--------------------------
Charles A. Hardcastle


/s/ Carroll Knicely           Director                        December 16, 1996
-------------------------
Carroll Knicely

/s/ C. Cecil Martin           Director                        December 16, 1996
------------------------
C. Cecil Martin

/s/ Frank Mastrapasqua        Director                        December 16, 1996
------------------------
Frank Mastrapasqua

/s/ James D. Scott            Director                        December 16, 1996
---------------------
James D. Scott

/s/ William B. Van Meter      Director                        December 16, 1996
-----------------------
William B. Van Meter

                                INDEX TO EXHIBITS

     Exhibit Number                                 Description of Exhibit
          4(A)             Restated  Articles of Incorporation of the Registrant
                           incorporated  by reference  to Exhibit  (4)(a) to the
                           Registrant's  Report  on Form  10-Q  for the  quarter
                           ended March 31, 1995.
          4(b)             Articles  of  Amendment   to  Restated   Articles  of
                           Incorporation  of  the  Registrant   incorporated  by
                           reference to Exhibit 4(b) to the Registrant's  Report
                           on Form 10-Q for the quarter ended March 31, 1995.
          4(c)             Bylaws of the Registrant as amended are  incorporated
                           by  reference  to  Exhibit  4(b) to the  Registrant's
                           Report on Form 10-K for the year ended  December  31,
                           1993.
          4(d)             Rights Agreement dated January 20, 1992 between First
                           Union   National  Bank  of  North  Carolina  and  the
                           Registrant is  incorporated by reference to Exhibit 1
                           to the Registrant's  Report on Form 8-K dated January
                           24, 1992.
            5              Opinion of Brown, Todd & Heyburn PLLC as to the
                           legality of the Common Stock.
          23(a)            Consent of KPMG Peat Marwick LLP.
          23(b)            Consent of Brown, Todd & Heyburn PLLC (included in
                           Exhibit 5).
           24              Power of Attorney (included on signature page of
                           this Registration Statement)
           99              1996 Directors Stock Compensation Plan is
                           incorporated by reference to Exhibit 10(n) to the Registrant's Report on Form 10-Q for the quarter ended March 31, 1996.